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                                                                    EXHIBIT 4.11

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                         REGISTRATION RIGHTS AGREEMENT


                              Dated May 28, 1997


                                     among


                                NGC CORPORATION

                        NGC CORPORATION CAPITAL TRUST I


                                      and


                             LEHMAN BROTHERS INC.
                             SALOMON BROTHERS INC
                                      and
                               SMITH BARNEY INC.

                             as Initial Purchasers

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                         REGISTRATION RIGHTS AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May 28, 1997, among NGC CORPORATION, a Delaware corporation (the "Company"), NGC CORPORATION CAPITAL TRUST I, a business trust created under the laws of the State of Delaware (the "Trust"), and LEHMAN BROTHERS INC., SALOMON BROTHERS INC and SMITH BARNEY INC. (the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement, dated
May 22, 1997 (the "Purchase Agreement"), among the Company, as issuer of the Series A 8.316% Subordinated Deferrable Interest Debentures due June 1, 2027 (the Subordinated Debentures"), the Trust and the Initial Purchasers, which provides for, among other things, the sale by the Trust to the Initial Purchasers of 200,000 of the Trust's Series A 8.316% Subordinated Capital Income Securities, liquidation amount $1,000 per Capital Security (the "Capital Securities"), the proceeds of which will be used by the Trust to purchase Subordinated Debentures. The Capital Securities, together with the Subordinated Debentures and the Company's guarantee of the Capital Securities (the "Capital Securities Guarantee"), are collectively referred to as the "Securities". In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Trust have agreed to provide to the Initial Purchasers and its direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1. Definitions. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "Additional Distributions" shall have the meaning set forth in
Section 2(e)hereof.

     "Advice" shall have the meaning set forth in the last paragraph of
Section 3 hereof.

     "Applicable Period" shall have the meaning set forth in Section 3(w) hereof.

     "Business Day" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Chicago, Illinois or Houston, Texas are authorized or required by law or executive order to close.

     "Closing Date" shall mean the Closing Date as defined in the Purchase Agreement.

     "Company" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

     "Consummate" the Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the

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Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 2(a)(iii) hereof, and (iii) the delivery by the Company and the Trust of the Exchange Securities in the same aggregate liquidation amount and principal amount as the aggregate liquidation amount and principal amount, as the case may be, of Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

     "Declaration" or "Declaration of Trust" shall mean the Amended and Restated Declaration of Trust, dated as of May 28, 1997, by the trustees named therein and the Company, as sponsor.

     "Depositary" shall mean The Depository Trust Company, or any other depositary appointed by the Trust; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

     "Effectiveness Period" shall have the meaning set forth in Section 2(b) hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Offer" shall mean the offer by the Company and the Trust to the Holders to exchange all of the Registrable Securities (other than Private Exchange Securities) for a like principal amount of Exchange Securities pursuant to Section 2(a) hereof.

     "Exchange Offer Registration" shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Exchange Period" shall have the meaning set forth in Section 2(a) hereof.

     "Exchange Securities" shall mean (i) with respect to the Subordinated Debentures, the Series B 8.316% Subordinated Deferrable Interest Debentures due June 1, 2027 (the "Exchange Debentures") of the Company containing terms substantially identical to the Subordinated Debentures (except that they will not contain terms with respect to the transfer restrictions under the Securities Act (other than requiring minimum transfers thereof to be in blocks of $100,000 aggregate principal amount), and will not provide for any Liquidated Damages thereon), (ii) with respect to the Capital Securities, the Trust's Series B 8.316% Subordinated Capital Income Securities, liquidation amount $1,000 per Capital Security (the "Exchange Capital Securities"), which will have terms substantially identical to the Capital Securities (except they will not contain terms with respect to transfer restrictions under the Securities Act (other than requiring minimum transfers thereof to be in blocks of $100,000 aggregate liquidation amount), and will not provide for any Additional Distributions thereon), and (iii) with respect to the Capital Securities Guarantee, the Company's

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guarantee (the "Exchange Capital Securities Guarantee") of the Exchange Capital
Securities which will have terms substantially identical to the Capital Securities Guarantee.

     "Holders" shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture or Declaration of Trust.

     "Indenture" shall mean the Indenture relating to the Subordinated Debentures and the Exchange Debentures, dated as of May 28, 1997, between the Company, as issuer, and First National Bank of Chicago, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

     "Initial Purchasers" shall have the meaning set forth in the preamble to this Agreement.

     "Inspectors" shall have the meaning set forth in Section 3(n) hereof.

     "Issue Date" shall mean May 28, 1997, the date of original issuance of the Securities.

     "Liquidated Damages" shall have the meaning set forth in Section 2(e) hereof.

     "Majority Holders" shall mean the Holders of a majority of the aggregate liquidation amount of outstanding Capital Securities.

     "Participating Broker-Dealer" shall have the meaning set forth in
Section 3(w) hereof.

     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

     "Private Exchange" shall have the meaning set forth in Section 2(a) hereof.

     "Private Exchange Securities" shall have the meaning set forth in
Section 2(a) hereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble to this Agreement.

     "Records" shall have the meaning set forth in Section 3(n) hereof.

     "Registrable Securities" shall mean the Securities and, if issued, the Private Exchange Securities; provided, however, that Securities or Private Exchange Securities, as the case may be, shall cease to be Registrable Securities when (i) a Registration Statement with respect to such

                                      -3-
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Securities or Private Exchange Securities for the exchange or resale thereof, as the case may be, shall have been declared effective under the Securities Act and such Securities or Private Exchange Securities, as the case may be, shall have been disposed of pursuant to such Registration Statement, (ii) such Securities or Private Exchange Securities, as the case may be, shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or are eligible to be sold without restriction as contemplated by Rule 144(k), (iii) such Securities or Private Exchange Securities, as the case may be, shall have ceased to be outstanding or
(iv) with respect to the Securities, such Securities shall have been exchanged for Exchange Securities upon consummation of the Exchange Offer and are thereafter freely tradeable by the holder thereof (other than an affiliate of the Company).

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company or the Trust with this Agreement, including, without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees,
(v) the fees and disbursements of counsel for the Company and the Trust and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustees, and any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Exchange Securities or the Registrable Securities on any securities exchange or exchanges or on any securities quotation system, and (viii) the reasonable fees and expenses of any special experts retained by the Company or the Trust in connection with any Registration Statement.

     "Registration Statement" shall mean any registration statement of the Company and the Trust which covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Rule 144(k) Period" shall mean the period of two years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

     "SEC" shall mean the Securities and Exchange Commission.

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     "Securities" shall have the meaning set forth in the preamble to this
Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shelf Registration" shall mean a registration effected pursuant to
Section 2(b) hereof.

     "Shelf Registration Event" shall have the meaning set forth in Section 2(b) hereof.

     "Shelf Registration Event Date" shall have the meaning set forth in
Section 2(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Trust pursuant to the provisions of Section 2(b) hereof which covers all of the Registrable Securities or all of the Private Exchange Securities, as the case may be, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "TIA" shall have the meaning set forth in Section 3(k) hereof.

     "Trustees" shall mean any and all trustees with respect to (i) the Capital Securities under the Declaration, (ii) the Subordinated Debentures under the Indenture and (iii) the Capital Securities Guarantee.

          2.   Registration Under the Securities Act.

          (a) Exchange Offer. Except as set forth in Section 2(b) below, the Company and the Trust shall, for the benefit of the Holders, use their reasonable best efforts to (i) cause to be filed with the SEC within 150 days after the Issue Date an Exchange Offer Registration Statement relating to the Exchange Offer, (ii) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 180 days after the Issue Date, and (iii) keep such Exchange Offer Registration Statement effective for not less than 30 calendar days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Trust shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each Holder eligible and electing to exchange Registrable Securities for a like principal amount of Exchange Debentures or a like liquidation amount of Exchange Capital Securities, together with the Exchange Guarantee, as applicable (assuming that such Holder is not an affiliate of the Company within the meaning of Rule 405 under the Securities Act and is not a broker-dealer tendering Registrable Securities acquired directly from the Company for its own account, acquires the Exchange Securities in the ordinary course of such Holder's business and has no arrangements or understandings with any Person to participate in the Exchange Offer for the purpose of distributing the Exchange Securities) to transfer such Exchange Securities from and after their receipt without any limitations or restrictions under the Securities Act and under state securities or blue sky laws (other than requiring minimum transfers in blocks having an aggregate principal

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

or liquidation amount, as the case may be, of $100,000). The Company and the Trust shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective.

          In connection with the Exchange Offer, the Company and the Trust shall:

     (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

     (ii) keep the Exchange Offer open for acceptance for a period of not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law) (such period referred to herein as the "Exchange Period");

     (iii)  utilize the services of the Depositary for the Exchange Offer;

     (iv) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day of the Exchange Period, by sending to the institution specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the liquidation amount or principal amount of Securities delivered for exchange, and a statement that such Holder is withdrawing his election to have such Securities exchanged;

     (v) notify each Holder that any Security not tendered by such Holder in the Exchange Offer will remain outstanding and continue to accrue interest or accumulate distributions, as the case may be, but will not retain any rights under this Agreement (except in the case of the Initial Purchasers and Participating Broker-Dealers as provided herein); and

     (vi) otherwise comply with all applicable laws relating to the Exchange Offer.

            If any of the Initial Purchasers determine upon advice of their outside counsel that they are not eligible to participate in the Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment in the initial distribution, as soon as practicable upon receipt by the Company and the Trust of a written request from such Initial Purchaser, the Company and the Trust, as applicable, shall issue and deliver to such Initial Purchaser in exchange (the "Private Exchange") for the Securities held by such Initial Purchaser, a like liquidation amount of Capital Securities of the Trust or, in the event the Trust is liquidated and Subordinated Debentures are distributed, a like principal amount of the Subordinated Debentures of the Company, together with the Exchange Guarantee, in each case that are identical (except that such securities may bear a customary legend with respect to restrictions on transfer pursuant to the Securities Act) to the Exchange Securities (the "Private Exchange Securities") and which are issued pursuant to the Indenture, the Declaration or the Guarantee (which provides that the Exchange Securities will not be subject to the transfer restrictions set forth in the Indenture or the Declaration, as applicable (other than requiring minimum transfers thereof to be in blocks of $100,000 aggregate principal amount or liquidation amount, as the case may be), and that the Exchange Securities, the Private Exchange Securities and the Securities will vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities will have the right to

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vote or consent as a separate class on any matter). The Private Exchange
Securities shall be of the same series as the Exchange Securities and the Company and the Trust will seek to cause the CUSIP Service Bureau to issue the same CUSIP Numbers for the Private Exchange Securities as for the Exchange Securities issued pursuant to the Exchange Offer. If requested by the Company, the Initial Purchasers will, within a reasonable time in advance of the Company's filing of an Exchange Offer Registration Statement hereunder, advise the Company as to the number of Registrable Securities held by it which constitute an unsold allotment in the initial distribution.

            As soon as practicable after the close of the Exchange Offer and, if applicable, the Private Exchange, the Company and the Trust, as the case requires, shall:

     (i) accept for exchange all Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

     (ii) deliver, or cause to be delivered, to the applicable Trustee for cancellation all Securities or portions thereof so accepted for exchange by the Company; and

     (iii) issue, and cause the applicable Trustee under the Indenture, the Declaration or the Guarantee, as applicable, to promptly authenticate and deliver to each Holder, new Exchange Securities or Private Exchange Securities, as applicable, equal in principal amount to the principal amount of the Subordinated Debentures or equal in liquidation amount to the liquidation amount of the Capital Securities (together with the guarantee thereof) as are surrendered by such Holder.

            Distributions on each Exchange Capital Security and interest on each Exchange Debenture and Private Exchange Security issued pursuant to the Exchange Offer and in the Private Exchange will accrue from the last date on which a distribution or interest was paid on the Capital Security or the Subordinated Debenture surrendered in exchange therefor or, if no distribution or interest has been paid on such Capital Security or Subordinated Debenture, from the Issue Date. To the extent not prohibited by any law or applicable interpretations of the staff of the SEC, the Company and the Trust shall use their reasonable best efforts to complete the Exchange Offer as provided above, and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC. Each Holder of Registrable Securities (other than Participating Broker-Dealers) who wishes to exchange such Registrable Securities for Exchange Securities in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Trust or the Company, (ii) the Exchange Securities to be received by it were acquired in the ordinary course of its business and (iii) at the time of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Capital Securities. Each Participating Broker-Dealer shall be required to make such representations as, in the reasonable judgment of the Company and the Trust, may be necessary under applicable SEC rules, regulations or interpretations or customary in connection with similar exchange offers. Each Holder (including Participating Broker-Dealers) shall be required to make such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the Securities Act

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available and will be required to agree to comply with their agreements and covenants set forth in this Agreement. The Company and the Trust shall inform the Initial Purchaser, after consultation with the applicable Trustees, of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

          Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Trust shall, if requested by the staff of the SEC, provide a supplemental letter to the SEC (i) stating that the Company and the Trust are registering the Exchange Offer in reliance on the position of the SEC enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991) and (ii) including a representation that the Company and the Trust have not entered into any arrangement or understanding with any Person to distribute the Exchange Securities and that, to the best of the Company's and the Trust's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities received in the Exchange Offer.

          If in the reasonable opinion of counsel to the Company and the Trust there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Trust hereby agree to seek a no-action letter or other favorable decision from the SEC allowing the Company and the Trust to consummate the Exchange Offer. The Company and the Trust hereby agree to pursue the issuance of such a decision to the SEC staff level, but shall not be required to take commercially unreasonable action to effect a change of SEC policy. The Company and the Trust hereby agree, however, to (i) participate in telephonic conferences with the SEC and the staff of the SEC, (ii) deliver to the staff of the SEC an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that the Exchange Offer should be permitted and (iii) diligently pursue a resolution (which need not be favorable) by the staff of the SEC of such submission.

          Upon Consummation of the Exchange Offer in accordance with this
Section 2(a), the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities and Exchange Securities held by Participating Broker-Dealers, and the Company and the Trust shall have no further obligation to register the Registrable Securities (other than Private Exchange Securities) held by any Holder (other than an Initial Purchaser or a Participating Broker-Dealer) pursuant to Section 2(b) of this Agreement.

          (b) Shelf Registration. In the event that (i) the Company, the Trust or the Majority Holders reasonably determine, after conferring with counsel, that the Exchange Offer Registration provided in Section 2(a) above is not available under applicable laws and regulations and currently prevailing interpretations of the staff of the SEC, (ii) the Company shall determine in good faith that there is a reasonable likelihood that, or that a material uncertainty exists as to whether, consummation of the Exchange Offer would result in (x) the Trust becoming subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures or the Exchange Debentures (collectively, the "Debentures"), (y) interest payable by the

Company on the Debentures not being deductible by the Company, in whole or in part, for United States federal income tax purposes or (z) the Trust becoming subject to more than a de minimus amount of other taxes, duties or governmental charges, (iii) the Exchange Offer Registration Statement is not declared effective within 180 days of the Issue Date or (iv) upon the request of the Initial Purchasers with respect to any Registrable Securities held by them, if such Initial Purchasers are not permitted, in the opinion of Baker & Botts, L.L.P., pursuant to applicable law or applicable interpretations of the staff of the SEC, to participate in the Exchange Offer and thereby receive securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws (any of the events specified in (i)-(iv) being a "Shelf Registration Event" and the date of occurrence thereof, the "Shelf Registration Event Date"), then in addition to or in lieu of conducting the Exchange Offer contemplated by Section 2(a), as the case may be, the Company and the Trust shall promptly deliver to the Holders and the Delaware Trustee (as defined in the Declaration) written notice thereof and shall use their reasonable best efforts to cause to be filed as promptly as practicable after such Shelf Registration Event Date, as the case may be, and, in any event, within 45 days after such Shelf Registration Event Date (provided that in no event shall such date be earlier than 75 days after the Issue Date), a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities, and shall use its reasonable best efforts to have such Shelf Registration Statement declared effective by the SEC as soon as practicable. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in any Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder and furnishes to the Company and the Trust in writing, within 15 days after receipt of a request therefor, such information as the Company and the Trust may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein. Each Holder as to which any Shelf Registration is being effected agrees to furnish to the Company and the Trust all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading.

          The Company and the Trust agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective and usable for resales for (a) the Rule 144(k) Period in the case of a Shelf Registration Statement filed pursuant to Section 2(b)(i), (ii) or (iii) or (b) 180 days in the case of a Shelf Registration Statement filed pursuant to Section 2(b)(iv) (subject in each case to extension pursuant to the last paragraph of Section 3 hereof), or for such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (the "Effectiveness Period"). The Company and the Trust shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company and the Trust will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement and notify each such Holder when the Shelf Registration has become effective. The Company and the Trust further agree, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company and the Trust agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c) Expenses. The Company, as issuer of the Subordinated Debentures, shall pay all Registration Expenses in connection with any Registration Statement filed pursuant to Section 2(a) and/or 2(b) hereof and will reimburse the Initial Purchasers for the reasonable fees and disbursements of Baker & Botts, L.L.P., counsel for the Initial Purchasers, incurred in connection with the Exchange Offer and, if applicable, the Private Exchange, or any one other counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection with a Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel and any of its other advisors or experts, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

          (d) Effective Registration Statement. An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Registrable Securities pursuant to such Exchange Offer Registration Statement or Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Registration Statement may legally resume. The Company and the Trust will be deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if either of them voluntarily takes any action that would result in any such Registration Statement not being declared effective or that would result in the Holders of Registrable Securities covered thereby not being able to exchange or offer and sell such Registrable Securities during that period unless such action is required by applicable laws and regulations or currently prevailing interpretations of the staff of the SEC.

          (e) Liquidated Damages. In the event that (i) (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is filed with the SEC on or prior to the 150th day after the Issue Date or (B) notwithstanding that the Company and the Trust have consummated or will consummate an Exchange Offer, the Company and the Trust are required to file a Shelf Registration Statement and the Shelf Registration Statement is not filed on or prior to the 45th day after the Shelf Registration Event Date in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i), (ii) and (iii) (provided that in no event shall such date be earlier than 75 days after the Issue Date), then commencing on the day after the applicable required filing date, liquidated damages ("Liquidated Damages") shall accrue on the principal amount of the Subordinated Debentures, and additional distributions ("Additional Distributions") shall accumulate on the liquidation amount of the Trust Securities (as such term is defined in the Declaration), each at a rate of .25% per annum; or

     (ii) (A) neither the Exchange Offer Registration Statement nor a Shelf Registration Statement is declared effective by the SEC on or prior to the 180th day after the Issue Date (in the case of an Exchange Offer Registration Statement) or on or prior to the later of (x) the 30th day after the date such Shelf Registration Statement was required to be filed and (y) the 180th date after the Issue Date (in the case of a Shelf Registration Statement in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i), (ii) and (iii)), or (B) notwithstanding that the Company and the Trust have consummated or will consummate an Exchange Offer, the Company and the Trust are required to file a Shelf Registration Statement and such Shelf Registration Statement is not declared effective by the Commission on or prior to the 30th day after the date such Shelf Registration Statement was required to be filed, then, commencing on the 181st day after the Issue Date (in the case of an Exchange Offer Registration Statement) or the later of (A) the 31st day after the date such Shelf Registration Statement was required to be filed and (B) the 181st day after the Issue Date (in the case of a Shelf Registration Statement in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i), (ii) and (iii)), Liquidated Damages shall accrue on the principal amount of the Subordinated Debentures, and Additional Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of .25% per annum; or

     (iii) (A) the Trust has not exchanged Exchange Capital Securities or the Company has not exchanged Exchange Guarantees or Exchange Subordinated Debentures for all Capital Securities, Guarantees or Subordinated Debentures, as the case may be, validly tendered, in accordance with the terms of the Exchange Offer on or prior to the 45th day after the date on which the Exchange Offer Registration Statement was declared effective or (B) if applicable, the Shelf Registration Statement in respect of a Shelf Registration Event attributable to any of the events set forth in Sections 2(b)(i), (ii) and (iii) has been declared effective and such Shelf Registration Statement ceases to be effective or usable for resales (whether as a result of an event contemplated by Section 3(e) or otherwise) at any time prior to the expiration of the Rule 144(k) Period (other than after such time as all Securities have been disposed of thereunder or otherwise cease to be Registrable Securities), then Liquidated Damages shall accrue on the principal amount of Subordinated Debentures, and Additional Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of .25% per annum commencing on (x) the 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective or usable for resales in the case of (B) above;

     Provided, however, that neither the Liquidated Damages rate on the Subordinated Debentures, nor the Additional Distribution rate on the liquidation amount of the Trust Securities, may exceed in the aggregate .25% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause
(i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (ii) above),
(3) upon the exchange of Exchange Capital Securities, Exchange Guarantees and Exchange Debentures for all Capital Securities, Guarantees and Subordinated Debentures tendered (in the case of clause (iii)(A) above), or at such time as the Shelf Registration Statement which had ceased to remain effective or usable for resales again becomes effective and usable for resales (in the case of clause (iii)(B) above), or (4) in any case, at such time as there are no longer any outstanding Registrable Securities, Liquidated Damages on the principal amount of the Subordinated Debentures and Additional Distributions on the liquidation amount of the Trust Securities as a result of such clause (or the relevant subclause thereof) shall cease to accrue and accumulate.

     Any amounts of Liquidated Damages and Additional Distributions due pursuant to Section 2(e)(i), (ii) or (iii) above will be payable in cash on the next succeeding June 1 and December 1, as the case may be, to Holders on the relevant record dates for the payment of interest and distributions pursuant to the Indenture and the Declaration, respectively.

          (f) Specific Enforcement. Without limiting the remedies available to the Holders, the Company and the Trust acknowledge that any failure by the Company or the Trust to comply with its obligations under Section 2(a) and
Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or any Holder for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Trust's obligations under Section 2(a) and Section 2(b) hereof.

          (g) Distribution of Subordinated Debentures. Notwithstanding any other provisions of this Agreement, in the event that Subordinated Debentures are distributed to Holders of Capital Securities in liquidation of the Trust pursuant to the Declaration, (i) all references in this Section 2 and in Section 3 to Securities, Registrable Securities and Exchange Securities shall not include the Capital Securities and Capital Securities Guarantee or Exchange Capital Securities and Exchange Capital Securities Guarantee issued or to be issued in exchange therefor in the Exchange Offer and (ii) all requirements for action to be taken by the Trust in this Section 2 and in Section 3 shall cease to apply and all requirements for action to be taken by the Company in this
Section 2 and in Section 3 shall apply to the Subordinated Debentures and Exchange Debentures issued or to be issued in exchange therefor in the Exchange Offer.

          3. Registration Procedures. In connection with the obligations of the Company and the Trust with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, each of the Company and the Trust shall:

          (a) use their reasonable best efforts to prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Sections 2(a) and 2(b) hereof within the relevant time period specified in
     Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and the Trust, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and, in the case of an Exchange Offer, be available for the exchange of Registrable Securities, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its best efforts to cause such Registration Statement to become effective and remain effective (and, in the case of a Shelf Registration Statement, usable for resales) in accordance with Section 2 hereof; provided, however, that if (1) such filing is pursuant to Section 2(b), or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Trust shall furnish to and afford the Holders of the Registrable Securities (in the case of a Shelf Registration) or each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed. The Company and the Trust shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such documents if the Majority Holders or such Participating Broker-Dealer, as the case may be, their counsel or the managing underwriters, if any, shall reasonably object;

          (b) use their reasonable best efforts to prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the Effectiveness Period or the Applicable Period, as the case may be; and cause each Prospectus to be supplemented, if so determined by the Company or the Trust or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by each Registration Statement during the Effectiveness Period or the Applicable Period, as the case may be, in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement (including sales by any Participating Broker-Dealer);

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least five Business Days prior to filing, that a Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; and
     (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (d) use its reasonable best efforts to register or qualify the Registrable Securities and the Exchange Securities under all applicable state securities or blue sky laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the

     SEC as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that the Company and the Trust shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

          (e) (1) in the case of a Shelf Registration or (2) if Participating Broker-Dealers from whom the Company or the Trust has received prior written notice that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(t) hereof are seeking to sell Exchange Securities and are required to deliver Prospectuses, notify each Holder of Registrable Securities, or such Participating Broker-Dealers, as the case may be, their counsel and the managing underwriters, if any, promptly and promptly confirm such notice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the qualification of the Registrable Securities or the Exchange Securities to be offered or sold by any Participating Broker-Dealer in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose, (iv) in the case of a Shelf Registration, if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Trust contained in any purchase agreement, securities sales agreement or other similar agreement, if any cease to be true and correct in all material respects, (v) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, during the Effectiveness Period, which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which causes such Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Company and the Trust's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities included within the coverage of such Shelf Registration Statement, without charge, one conformed copy of each Registration Statement relating to such Shelf Registration and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (other than with respect to restrictions requiring minimum transfers in blocks having an aggregate principal or liquidation amount, as the case may be, of $100,000) and in such denominations (consistent with the provisions of the Indenture and the Declaration) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to such Shelf Registration Statement;

          (i) in the case of a Shelf Registration or an Exchange Offer Registration, upon the occurrence of any circumstance contemplated by
     Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to such Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (j) obtain a CUSIP number for all Exchange Capital Securities and the Capital Securities (and if the Trust has made a distribution of the Subordinated Debentures to the Holders of the Capital Securities, the Subordinated Debentures or the Exchange Debentures), as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Securities or the Registrable Securities, as the case may be, in a form eligible for deposit with the Depositary;

          (k) cause the Indenture, the Declaration, the Guarantee and the Exchange Guarantee to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the relevant trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

          (l) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions in connection therewith as are reasonably requested by the Holders of at least 25% in aggregate principal or liquidation amount, as the case may be, of the Registrable Securities in order to expedite or facilitate the registration or the disposition of the Registrable Securities; provided, that the Company and the Trust shall not be required to enter into any such agreement more than twice with respect to all of the Registrable Securities and may delay entering into such an agreement until the consummation of any underwritten public offering which the Company shall have undertaken;

          (m) in the case of a Shelf Registration, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) the Initial Purchasers, in the case where such Initial Purchasers hold Securities acquired as part of their initial distribution or (y) Holders of at least 25% in aggregate principal or liquidation amount, as the case may be, of the Registrable Securities covered thereby: (i) make such representations and warranties to Holders of the Registrable Securities and the underwriters (if any) with respect to the business of the Trust, the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers of debt securities to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and the Trust upon the effectiveness of such registration statement and, in the case of an underwritten offering, updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain "cold comfort" letters upon the effectiveness of such registration statement and, in the case of an underwritten offering, updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company and the Trust (and, if necessary, any other independent certified public accountants of any subsidiary of the Company and the Trust or of any business acquired by the Company and the Trust for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; (iv) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings; and (v) if an underwriting agreement is entered into, provide indemnification pursuant to indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount or liquidation amount, as the case may be, of Registrable Securities covered by such Registration Statement and the managing underwriters and agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

          (n) if (1) a Shelf Registration is filed pursuant to Section 2(b) or
     (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2(a) is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make reasonably available for inspection by any selling Holder of such Registrable Securities or Participating Broker-Dealer, as applicable, who certifies to the Company and the Trust that it has a current intention to sell Registrable Securities pursuant to the Shelf Registration, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during the Company's normal business hours, all financial and other records, pertinent corporate documents and properties of the Trust, the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Trust, the Company and its subsidiaries to supply all relevant information, in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company and the Trust determine, in good faith, to be confidential and any records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such Registration Statement, (ii) subject to the last sentence of this Section 3(n), the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) the information in such Records has been made generally available to the public (other than by an Inspector or a selling Holder in breach of its obligations hereunder). Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree in writing that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Trust or the Company unless and until such is made generally available to the public through no fault of an Inspector or a selling Holder. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree in writing that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or in connection with any action, suit or proceeding, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (o) comply in all material respects with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its security holders earning statements satisfying the provisions of Section ll(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods;

          (p) upon consummation of an Exchange Offer or a Private Exchange, if requested by a Trustee, obtain an opinion of counsel to the Company addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, to the effect that (i) the Company and the Trust, as the case requires, has duly authorized, executed and delivered the Exchange Securities and Private Exchange Securities, and (ii) each of the Exchange Securities or the Private Exchange Securities, as the case may be, constitutes a legal, valid and binding obligation of the Company or the Trust, as the case requires, enforceable against the Company or the Trust, as the case requires, in accordance with its respective terms (in each case, with customary exceptions);

          (q) if an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Company or the Trust, as applicable (or to such other Person as directed by the Company or the Trust, respectively), in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Company or the Trust, as applicable, shall mark, or cause to be marked, on such Registrable Securities delivered by such Holders that such Registrable Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied;

          (r) cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

          (s) use its reasonable best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby;

          (t) (A) in the case of an Exchange Offer, furnish one firm of legal counsel for the Initial Purchasers and (B) in the case of a Shelf Registration, furnish one firm of legal counsel for the Holders of Registrable Securities covered thereby copies of any request received by or on behalf of the Company or the Trust, from the SEC or any state securities authority for amendments or supplements to the relevant Registration Statement and Prospectus or for additional information;

          (u) in the case of a Shelf Registration and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities subject to the Shelf Registration Statement, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information or revisions to information therein relating to such Underwriters or selling Holders as the managing underwriters, if any, or such Holders or their counsel reasonably request to be included or made therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company and the Trust have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and (iii) supplement or make amendments to such Shelf Registration Statement;

          (v) use their reasonable best efforts to cause the Exchange Securities, if applicable, to be rated with not more than two rating agencies selected by the Company, if so requested by the Majority Holders or by the managing underwriters of an underwritten offering of Registrable Securities, if any, unless the Exchange Securities or the Registrable Securities, as the case may be, are already so rated or unless the Company has obtained such ratings for its long-term debt securities generally; and

          (w) in the case of the Exchange Offer Registration Statement (i) include in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," which section shall be reasonably acceptable to the Initial Purchasers or another representative of the Participating Broker-Dealers, and which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer (a "Participating Broker-Dealer") that holds Registrable Securities acquired for its own account as a result of market-making activities or other trading activities and that will be the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities to be received by such broker-dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the reasonable judgment of the Initial Purchasers or such other representative, represent the prevailing views of the staff of the SEC, including a statement that any such Participating Broker-Dealer who receives Exchange Securities for Registrable Securities pursuant to the Exchange Offer may be deemed a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, (ii) furnish to each Participating Broker-Dealer who has delivered to the Company the notice referred to in Section 3(e), without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such Participating Broker-Dealer may reasonably request (each of the Company and the Trust hereby consents to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any Person subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, in connection with the sale or transfer of the Exchange Securities covered by the Prospectus or any amendment or supplement thereto), (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements under the Securities Act and applicable rules and regulations in order to resell the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days (or such longer period if extended pursuant to the last sentence of Section 3 hereof) (the "Applicable Period"), and (iv) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer (x) the following provision:

          "If the exchange offeree is a broker-dealer holding Registrable Securities acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Securities received in respect of such Registrable Securities pursuant to the Exchange Offer";

     and (y) a statement to the effect that by a broker-dealer making the acknowledgment described in clause (x) and by delivering a Prospectus in connection with the exchange of Registrable Securities, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

          The Company or the Trust may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company or the Trust, as applicable, such information regarding such seller as may be required by the staff of the SEC to be included in a Registration Statement. The Company or the Trust may exclude from such registration the Regis trable Securities of any seller who fails to furnish such information within a reasonable time after receiving such request. The Company shall have no obligation to register under the Securities Act the Registrable Securities of a seller who so fails to furnish such information.

          In the case of a Shelf Registration Statement, or if Participating Broker-Dealers who have notified the Company and the Trust that they will be utilizing the Prospectus contained in the Exchange Offer Registration Statement as provided in Section 3(w) hereof are seeking to sell Exchange Securities and are required to deliver Prospectuses, each Holder agrees that, upon receipt of any notice from the Company or the Trust of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "Advice") by the Company and the Trust that the use of the applicable Prospectus may be resumed, and, if so directed by the Company and the Trust, such Holder will deliver to the Company or the Trust (at the Company's or the Trust's expense, as the case requires) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities or Exchange Securities, as the case may be, current at the time of receipt of such notice. If the Company or the Trust shall give any such notice to suspend the disposition of Registrable Securities or Exchange Securities, as the case may be, pursuant to a Registration Statement, the Company and the Trust shall use their reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Registration Statement and shall extend the period during which such Registration Statement is required to be maintained effective and usable for resales pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company and the Trust shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or (y) the Advice.

          4. Indemnification and Contribution. (a) In connection with any Registration Statement, the Company and the Trust shall, jointly and severally, indemnify and hold harmless each Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Participating Broker-Dealer, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) covering Registrable Securities or Exchange Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

          (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such Holder, such Participating Broker-Dealer, or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 4(a);

provided, however, that (x) this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company or the Trust by such Holder, such Participating Broker-Dealer or any underwriter with respect to such Holder, Participating Broker-Dealer or any underwriter, as the case may be, expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (y) the Company and the Trust shall not be liable to any such Holder, Participating Broker Dealer, any underwriter or controlling person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of any Holder, Participating Broker-Dealer, any underwriter or controlling person results from the fact that such Holder, any underwriter or Participating Broker-Dealer sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such Holder, underwriter or Participating Broker-Dealer and the loss, liability, claim, damage or expense of such Holder, underwriter, Participating Broker-Dealer or controlling person results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the final Prospectus. Any amounts advanced by the Company or the Trust to an indemnified party pursuant to this Section 4 as a result of such losses shall be returned to the Company or the Trust if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company or the Trust.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, any underwriter and the other selling Holders and each of their respective directors, officers (including each officer of the Company and the Trust who signed the Registration Statement), employees and agents and each Person, if any, who controls the Company, the Trust, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Trust by such selling Holder with respect to such Holder expressly for use in such Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that, in the case of a Shelf Registration Statement, no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4, except to the extent that it is materially prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action, or, if it so elects within a reasonable time after receipt of such notice, assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the indemnified party or parties, which approval shall not be unreasonably withheld. In the event that an indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties shall bear the fees and expenses of any additional counsel thereafter retained by such indemnified party or parties; provided, however, that the indemnified party or parties shall have the right to employ counsel (in addition to local counsel) to represent the indemnified party or parties who may be subject to liability arising out of any action in respect of which indemnity may be sought against the indemnifying party if, in the reasonable judgment of counsel for the indemnified party or parties, there may be legal defenses available to such indemnified party or parties which are different from or in addition to those available to the indemnifying party, in which event the fees and expenses of appropriate separate counsel shall be borne by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from its own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the indemnified parties of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavail able to the indemnified parties although applicable in accordance with its terms, the Company, the Trust and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Trust and the Holders, as incurred; provided, that no Person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Trust and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company and the Trust, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company and the Trust, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on the one hand, or by or on behalf of the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Trust and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each affiliate of a Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder or such affiliate within the meaning of Section 15 of the

Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of each of the Company or the Trust, each officer of each of the Company or the Trust who signed the Registration Statement, and each Person, if any, who controls each of the Company and the Trust within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as each of the Company or the Trust.

          5. Participation in an Underwritten Registration. No Holder may participate in an underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in the underwriting arrangement approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

          6. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering, subject to the provisions of Section 3(1) hereof. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount or liquidation amount, as applicable, of the Registrable Securities included in such offering; provided, however, that such underwriters and managers must be reasonably satisfactory to the Company and the Trust.

          7.   Miscellaneous.

          (a) Rule 144 and Rule 144A. For so long as the Company or the Trust is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, each of the Company and the Trust, as the case may be, will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, provided, that if it ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of its securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of its securities pursuant to Rule 144A under the Securities Act, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company and the Trust will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) No Inconsistent Agreements. The Company or the Trust has not entered into nor will the Company or the Trust on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this

Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Trust's other issued and outstanding securities under any such agreements.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Trust have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; provided, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company, the Trust and the Initial Purchasers, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company, the Trust and the Initial Purchasers to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchasers, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchasers, the Company and the Trust. Each Holder of any Registrable Securities then outstanding shall be bound by any amendment or waiver effected pursuant to this Section 7(c), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such Holder.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company or the Trust by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company or the Trust, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchasers, including, without limitation, and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

          (f) Entire Agreement. This Agreement, the other writings referred to herein (including the Declaration, the Capital Securities Guarantee and the Indenture) and the Liquidated Damages Agreement among the parties hereto of even date contain the entire understandings among the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Securities Held by the Company, the Trust or its Affiliates. Whenever the consent or approval of the Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Trust or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

              (l) Limitation of Liability. The Holders of the Capital Securities, in their capacities as such, shall not be personally liable for any liabilities or obligations of the Trust arising out of this Agreement, and the parties hereto hereby agree that the Holders of the Capital Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                    NGC CORPORATION

                                    By:__________________________________
                                    Name:________________________________
                                    Title:_________________________________


                                    NGC CORPORATION CAPITAL TRUST I

                                    By:__________________________________
                                    Name:________________________________
                                    Title:  Administrative Trustee


                                    LEHMAN BROTHERS INC.
                                    SALOMON BROTHERS INC
                                    SMITH BARNEY INC.

                                    By:  LEHMAN BROTHERS INC.


                                    By:___________________________________
                                    Name:________________________________
                                    Title:_________________________________